Form N-SAR, Sub-Item 77D

Policies with respect to security investments


Nuveen Core Plus Bond Fund,
f/k/a Nuveen Core Bond Fund and
Nuveen Strategic Income Fund,
f/k/a Nuveen Total Return Bond Fund,
each a series of Nuveen Investment Funds, Inc.
811-05309


On May 14, 2012, notification of
changes in investment policy for the
above-referenced funds were filed as a
497 (supplement) to the Funds
prospectus.  A copy of the changes is
contained in the Form 497 filing on
May 14, 2012, accession number
0001193125-12-230252 and is herein
incorporated by reference as an exhibit to the Sub-Item 77D of Form N-SAR.